Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2020 RESULTS

Lake Forest, IL, October 26, 2020 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2020 net income of $139 million, or $1.46 per share, and net income of $149 million, or $1.57 per share, excluding special items. Third quarter net sales were $1.69 billion in 2020 and $1.75 billion in 2019.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2020	2019	Change
Reported Diluted EPS	$1.46	$1.89	$(0.43)
Special Items Expense (1)	0.11	0.02	0.08
Diluted EPS excluding Special items (2)	$1.57	$1.92	$(0.35)

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot or crossfoot due to rounding.

Reported earnings include $.11 per share of special items expense in the third quarter of 2020, primarily for the costs and expenses associated with Hurricane Laura which made landfall on August 27, 2020, approximately 100 miles south of our DeRidder, Louisiana mill. Mill production was down, including the time necessary for storm preparations, a total of approximately 12 days.

Excluding special items, the ($.35) per share decrease in third quarter 2020 earnings compared to the third quarter of 2019 was driven primarily by lower prices and mix in our Packaging segment ($.36) and Paper segment ($.07), lower volumes in our Paper segment ($.33), higher scheduled maintenance outage costs ($.04), and higher freight expense ($.02). These items were partially offset by higher volumes in our Packaging segment $.22, lower operating costs $.20, and lower converting $.04 and other costs $.01.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2020	2019
Segment income (loss)
Packaging	$222.4	$235.1
Paper	7.3	48.1
Corporate and Other	(20.2)	(20.4)
	$209.5	$262.8

Segment income (loss) excluding special items
Packaging	$235.7	$238.1
Paper	7.3	48.1
Corporate and Other	(20.2)	(20.4)
	$222.8	$265.8

EBITDA excluding special items
Packaging	$323.9	$324.6
Paper	16.9	57.7
Corporate and Other	(18.0)	(18.6)
	$322.8	$363.7

In the Packaging segment, total corrugated products shipments with one additional workday were up 6.4%, and shipments per day were up 4.7% over last year’s third quarter. Containerboard production was 1,048,000 tons, and containerboard inventory was down 58,000 tons from the third quarter of 2019 and down 55,000 tons compared to the second quarter of 2020. In the Paper segment, sales volume was down 55,000 tons compared to the third quarter of 2019, and up 56,000 tons from the second quarter of 2020.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “In the Packaging segment, demand was very strong throughout the quarter as we set new all-time quarterly records for total box shipments and shipments per day. We were able to overcome the hurricane-related issues at our DeRidder mill to avoid any disruptions to our customers; however, with this supply disruption along with strong demand, we ended the quarter with much lower inventory than anticipated. This will require us to postpone the mill’s previously announced discretionary outage planned for the fourth quarter of this year. Market conditions in our Paper segment continue to be challenged due to the nationwide responses to help control the spread of the pandemic. Although demand did increase from the second quarter, it was still well below last year’s levels. As a result, we kept our Jackson Mill idle for the entire third quarter.”

Mr. Kowlzan added, “For three quarters now, our employees across the Company ran their operations safely, and in a cost-effective manner, during this pandemic. They are doing an outstanding job following the processes and protocols we have instituted to help protect them and their families. What makes this even more remarkable is that our employees’ focus on these new work requirements is occurring while we are experiencing unprecedented demand within our Packaging business, and they continue to successfully meet the expectations of our containerboard and box customers. Everyone has worked very hard to overcome the challenges and obstacles we’ve faced this year, and I couldn’t be more proud of our entire organization as well as the strong partnerships we have with our customers and suppliers.”

Mr. Kowlzan continued, “Looking ahead as we move from the third and into the fourth quarter, in our Packaging segment we expect corrugated products demand to remain strong. Although shipments will be lower than the third quarter with three less shipping days, volume should be higher than last year’s record fourth quarter shipments. Higher containerboard production will help us build some inventory prior to year-end as we prepare for first quarter 2021 scheduled maintenance outages and expected continued strong demand. Earlier this month, we communicated price increases to our containerboard and box customers and we’ll be implementing these during the quarter and into next year; however, we also expect a seasonally less rich mix in corrugated products compared to the third quarter. In addition, we expect average export prices to move higher during the fourth quarter. In our Paper segment, although demand is well below historical levels, as schools and business have re-opened to some extent volume has improved since the low-point reached during the second quarter. However, we believe our sales volume in the fourth quarter will be lower than the seasonally stronger third quarter although, with the scheduled outage we had at our International Falls mill earlier this month, our Jackson mill was restarted on October 6th. We will continue to evaluate our paper needs from Jackson as the quarter progresses. We also expect freight and scheduled maintenance outage costs to be higher and, with anticipated colder weather, energy costs should be higher as well.”

Mr. Kowlzan concluded, “As certain areas of the economy continue to reopen, shelter-in-place and lockdown conditions are expected to continue changing across the country, especially considering the upcoming colder weather and holiday gatherings. There continues to be numerous events and actions that could impact our expectations for the upcoming quarter and the operation of not only our facilities, but also adversely impact the needs of our customers and the availability of services and products we rely upon from our suppliers. As a result, we are still not able to appropriately quantify our guidance for the fourth quarter.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 93 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2020 Earnings Conference Call

Conference ID:  1064368

WHEN:	Tuesday, October 27, 2020 at 9:00am Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45am Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	October 27, 2020 at 12:00pm Eastern Time through November 10, 2020 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  1064368

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
Net sales	$1,693.7		$1,750.7		$4,944.0		$5,244.3
Cost of sales	(1,348.3)	(1)	(1,339.3)		(3,907.9)	(1)(2)	(3,983.6)	(5)
Gross profit	345.4		411.4		1,036.1		1,260.7
Selling, general, and administrative expenses	(127.1)	(1)	(136.9)		(409.3)	(1)	(420.6)
Goodwill impairment	—		—		(55.2)	(3)	—
Other expense, net	(8.8)	(1)	(11.7)	(4)	(36.9)	(1)	(21.5)	(4)(5)
Income from operations	209.5		262.8		534.7		818.6
Non-operating pension income (expense)	0.6		(1.9)		1.7		(6.0)
Interest expense, net	(24.4)		(21.6)		(69.1)		(68.0)
Income before taxes	185.7		239.3		467.3		744.6
Provision for income taxes	(46.6)		(59.5)		(129.9)		(184.4)
Net income	$139.1		$179.8		$337.4		$560.2

Earnings per share:
Basic	$1.47		$1.90		$3.56		$5.93
Diluted	$1.46		$1.89		$3.54		$5.91

Computation of diluted earnings per share under the two class method:
Net income	$139.1	$179.8	$337.4	$560.2
Less: Distributed and undistributed income available to participating securities	(1.0)	(1.3)	(2.7)	(4.2)
Net income attributable to PCA shareholders	$138.1	$178.5	$334.7	$556.0
Diluted weighted average shares outstanding	94.5	94.3	94.4	94.1
Diluted earnings per share	$1.46	$1.89	$3.54	$5.91

Supplemental financial information:
Capital spending	$102.3	$92.9	$253.5	$263.8
Cash balance	$949.1	$738.3	$949.1	$738.3

(1)	The three and nine months ended September 30, 2020 include the following:

a.

$3.3 million and $24.1 million, respectively, consisting of closure costs related to corrugated products facilities, substantially all of which relates to the previously announced closure of the San Lorenzo, California facility during the second quarter, partially offset by income related to the sale of a corrugated products facility during the second quarter, which were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

b.

$10.0 million of charges related to the impact of Hurricane Laura at our DeRidder, Louisiana mill, including unabsorbed costs related to lost production, excess purchased containerboard and freight costs, repair expenses, rental and supplies costs, and other recovery expenses, which were recorded in “Cost of sales”.

(2)

The nine months ended September 30, 2020 include $6.9 million of incremental, out-of-pocket costs related to COVID-19 that were incurred in the first half of 2020. Costs include materials, cleaning supplies, and sick pay as well as expenses for establishing processes and logistics for the new work requirements in all of our facilities for mitigating the spread of the virus within the Company. With the process now established, we anticipate any corresponding COVID-19 related expenses to be included in normalized costs through the span of the pandemic.

(3)

During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the Paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

(4)

The three and nine months ended September 30, 2019 include $3.0 million of charges for the disposal of fixed assets related to the containerboard mill conversion at our DeRidder, Louisiana mill, which were recorded within “Other expense, net”.

(5)

The nine months ended September 30, 2019 include $0.6 million of charges related to the second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to produce virgin kraft linerboard. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Segment sales
Packaging	$1,501.1	$1,489.9	$4,378.5	$4,472.1
Paper	178.1	242.8	518.7	720.3
Corporate and Other	14.5	18.0	46.8	51.9
	$1,693.7	$1,750.7	$4,944.0	$5,244.3

Segment income (loss)
Packaging	$222.4	$235.1	$619.9	$748.6
Paper	7.3	48.1	(21.7)	132.5
Corporate and Other	(20.2)	(20.4)	(63.5)	(62.5)
Income from operations	209.5	262.8	534.7	818.6
Non-operating pension income (expense)	0.6	(1.9)	1.7	(6.0)
Interest expense, net	(24.4)	(21.6)	(69.1)	(68.0)
Income before taxes	$185.7	$239.3	$467.3	$744.6

Segment income (loss) excluding special items (1)
Packaging	$235.7	$238.1	$660.3	$752.0
Paper	7.3	48.1	34.1	132.7
Corporate and Other	(20.2)	(20.4)	(63.5)	(62.5)
	$222.8	$265.8	$630.9	$822.2

EBITDA excluding special items (1)
Packaging	$323.9	$324.6	$926.3	$1,007.0
Paper	16.9	57.7	63.6	160.8
Corporate and Other	(18.0)	(18.6)	(57.6)	(57.3)
	$322.8	$363.7	$932.3	$1,110.5

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Packaging
Segment income	$222.4	$235.1	$619.9	$748.6
Hurricane Laura impact	10.0	—	10.0	—
Facilities closure and other costs	3.3	—	24.1	—
Incremental costs for COVID-19	—	—	6.3	—
DeRidder mill fixed asset disposals	—	3.0	—	3.0
Wallula mill restructuring	—	—	—	0.4
Segment income excluding special items (1)	$235.7	$238.1	$660.3	$752.0

Paper
Segment income (loss)	$7.3	$48.1	$(21.7)	$132.5
Goodwill impairment	—	—	55.2	—
Incremental costs for COVID-19	—	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
Segment income excluding special items (1)	$7.3	$48.1	$34.1	$132.7

Corporate and Other
Segment loss	$(20.2)	$(20.4)	$(63.5)	$(62.5)
Segment loss excluding special items (1)	$(20.2)	$(20.4)	$(63.5)	$(62.5)

Income from operations	$209.5	$262.8	$534.7	$818.6

Income from operations, excluding special items (1)	$222.8	$265.8	$630.9	$822.2

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$185.7	$(46.6)	$139.1	$1.46	$239.3	$(59.5)	$179.8	$1.89
Special items (2):
Hurricane Laura impact	10.0	(2.4)	7.6	0.08	—	—	—	—
Facilities closure and other costs	3.3	(0.8)	2.5	0.03	—	—	—	—
DeRidder mill fixed asset disposals	—	—	—	—	3.0	(0.7)	2.3	0.02
Total special items	13.3	(3.2)	10.1	0.11	3.0	(0.7)	2.3	0.02
Excluding special items	$199.0	$(49.8)	$149.2	$1.57	$242.3	$(60.2)	$182.1	$ 1.92 (3)

	Nine Months Ended
	September 30,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$467.3	$(129.9)	$337.4	$3.54	$744.6	$(184.4)	$560.2	$5.91
Special items (2):
Goodwill impairment	55.2	—	55.2	0.58	—	—	—	—
Facilities closure and other costs	24.1	(6.0)	18.1	0.19	—	—	—	—
Hurricane Laura impact	10.0	(2.4)	7.6	0.08	—	—	—	—
Incremental costs for COVID-19	6.9	(1.7)	5.2	0.06	—	—	—	—
DeRidder mill fixed asset disposals	—	—	—	—	3.0	(0.7)	2.3	0.02
Wallula mill restructuring	—	—	—	—	0.6	(0.1)	0.5	0.01
Total special items	96.2	(10.1)	86.1	0.91	3.6	(0.8)	2.8	0.03
Excluding special items	$563.5	$(140.0)	$423.5	$4.45	$748.2	$(185.2)	$563.0	$5.94

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

(3)	Amount does not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income	$139.1	$179.8	$337.4	$560.2
Non-operating pension (income) expense	(0.6)	1.9	(1.7)	6.0
Interest expense, net	24.4	21.6	69.1	68.0
Provision for income taxes	46.6	59.5	129.9	184.4
Depreciation, amortization, and depletion	100.4	97.9	309.0	288.5
EBITDA (1)	$309.9	$360.7	$843.7	$1,107.1
Special items:
Hurricane Laura impact	10.0	—	10.0	—
Facilities closure and other costs	2.9	—	16.5	—
Goodwill impairment	—	—	55.2	—
Incremental costs for COVID-19	—	—	6.9	—
DeRidder mill fixed asset disposals	—	3.0	—	3.0
Wallula mill restructuring	—	—	—	0.4
EBITDA excluding special items (1)	$322.8	$363.7	$932.3	$1,110.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Packaging
Segment income	$222.4	$235.1	$619.9	$748.6
Depreciation, amortization, and depletion	88.6	86.5	273.6	255.2
EBITDA (1)	311.0	321.6	893.5	1,003.8
Hurricane Laura impact	10.0	—	10.0	—
Facilities closure and other costs	2.9	—	16.5	—
Incremental costs for COVID-19	—	—	6.3	—
DeRidder mill fixed asset disposals	—	3.0	—	3.0
Wallula mill restructuring	—	—	—	0.2
EBITDA excluding special items (1)	$323.9	$324.6	$926.3	$1,007.0

Paper
Segment income (loss)	$7.3	$48.1	$(21.7)	$132.5
Depreciation, amortization, and depletion	9.6	9.6	29.5	28.1
EBITDA (1)	16.9	57.7	7.8	160.6
Goodwill impairment	—	—	55.2	—
Incremental costs for COVID-19	—	—	0.6	—
Wallula mill restructuring	—	—	—	0.2
EBITDA excluding special items (1)	$16.9	$57.7	$63.6	$160.8

Corporate and Other
Segment loss	$(20.2)	$(20.4)	$(63.5)	$(62.5)
Depreciation, amortization, and depletion	2.2	1.8	5.9	5.2
EBITDA (1)	(18.0)	(18.6)	(57.6)	(57.3)
EBITDA excluding special items (1)	$(18.0)	$(18.6)	$(57.6)	$(57.3)

EBITDA excluding special items (1)	$322.8	$363.7	$932.3	$1,110.5

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.